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                                   EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

P. H. Glatfelter Company:

We consent to the incorporation by reference in the Registration Statements of
P. H. Glatfelter Company on Form S-8 (Registration Nos. 33-25884, 33-37198, 33-49660, 33-53338, 33-54409, 33-62331, 333-12089, 333-26587, 333-34797,
333-53977 and 333-66991) of our report dated February 28, 2002, appearing in this Annual Report on Form 10-K of P. H. Glatfelter Company for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 25, 2002